Exhibit 99.2
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EXHIBIT A
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF PENNSYLVANIA

In re BLACK BOX CORPORATION	)
DERIVATIVE LITIGATION	)	No. 2:06-CV-01531 JFC
)

This Document Relates to: All Actions	)
)
)

STIPULATION OF COMPROMISE AND SETTLEMENT
     This Stipulation of Compromise and Settlement, including the other exhibits to the Joint Motion for Preliminary and Final Approval of Proposed Settlement filed herewith (the “Stipulation”), is made and entered into, subject to the approval of the Court, by and among: (i) John L. Anderson and Steve Leisy (collectively, the “Plaintiffs”), who have brought suit derivatively for and on behalf of Nominal Defendant (as defined herein) Black Box Corporation (“Black Box” or the “Company”), (ii) individual defendants Jeffery M. Boetticher, Kathleen Bullions, Francis Wertheimber, Roger E.M. Croft, Michael McAndrew, Brian D. Young, William F. Andrews, Thomas G. Greig, William R. Newlin, and Ronald D. Fisher, (iii) individual defendant Frederick C. Young (“Young”), (iv) individual defendant Anna M. Baird (“Baird”), (v) Nominal Defendant Black Box (the foregoing parties listed in (i)-(v) above are collectively referred to herein as the “Parties”), (vi) XL Specialty Insurance Company, and (vii) St. Paul Mercury Specialty Insurance Company (the foregoing parties listed in (vi)-(vii) above are collectively referred to herein as the “Insurers”). This Stipulation is intended by the Parties and the Insurers to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined herein) upon and subject to the terms and conditions hereof (the “Settlement”).
I. DEFINITIONS
     As used in this Stipulation, the following terms shall have the meanings specified below:

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     1.1 “2007 Form 10-K” means the Company’s Annual Report on Form 10-K for its fiscal year ending March 31, 2007 as filed with the SEC (as defined herein).
     1.2 “Action” means the consolidated shareholder derivative action captioned In re Black Box Corporation Derivative Litigation, Master File No. 2:06-CV-01531 JFC, pending in the Court.
     1.3 “Anderson Action” means the derivative action captioned Anderson v. Boetticher, et al., Civil Action No. 06-01531-TMH, that was filed in the Court.
     1.4 “Audit Committee” means the Audit Committee of the Board of Directors of Black Box.
     1.5 “Audit Committee Review” means the Audit Committee’s internal review of the Company’s historical stock option practices.
     1.6 “Baird” means Anna M. Baird.
     1.7 “Baird’s Counsel” means Blumling & Gusky, LLP and Willkie Farr & Gallagher LLP.
     1.8 “Black Box Claims” means the certain claims the Company asserts that it has against Young, including the claims asserted in the Action.
     1.9 “Board” means the Board of Directors of Black Box.
     1.10 “CCP Action” means the action Young commenced against Black Box in the Court of Common Pleas of Allegheny County, Pennsylvania, at No. GD-07-24508.
     1.11 “Complaints” means the complaints filed in the Action.
     1.12 “Court” means the United States District Court for the Western District of Pennsylvania.

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     1.13 “Current Black Box Stockholders” means all record and beneficial owners of Black Box common stock as of the Date of this Stipulation (as defined herein) who continue to hold their shares through the date the Order of Dismissal and Judgment (as defined herein) is entered.
     1.14 “Date of this Stipulation” means the date that this executed Stipulation is filed with the Court.
     1.15 “Defendants” means the Individual Defendants (as defined herein), Young, Baird, and the Nominal Defendant, collectively.
     1.16 “Effective Date” means the date of completion of the following: (a) (1) entry of the Order of Dismissal and Judgment (as defined herein) which approves in all material respects: (i) the dismissal with prejudice of the claims that have been made in the Action and (ii) the releases provided for in this Stipulation; and (2) either (i) expiration of the time to appeal or otherwise seek review of the Order of Dismissal and Judgment without any appeal having been taken or review sought, or (ii) if an appeal is taken or review sought, the expiration of five (5) days after an appeal or review shall have been dismissed or finally determined by the highest court before which such appeal or review is sought and which affirms the material terms of the Settlement and the Order of Dismissal and Judgment and is not subject to further judicial review; and (b) entry of the Order of Dismissal and Judgment approving an award of attorneys’ fees and costs to Plaintiffs’ counsel.
     1.17 “Final” means no longer subject to review upon appeal or review in connection with a Petition for Writ of Certiorari or other similar writ, whether by exhaustion of any possible appeal, lapse of time, or otherwise.

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     1.18 “Individual Defendants” means Jeffery M. Boetticher, Kathleen Bullions, Francis Wertheimber, Roger E.M. Croft, Michael McAndrew, Brian D. Young, William F. Andrews, Thomas G. Greig, William R. Newlin, and Ronald D. Fisher.
     1.19 “Individual Defendants’ Counsel” means Cohen & Grigsby, P.C.; Covington & Burling LLP; Del Sole Cavanaugh Stroyd LLC; Eckert Seamans Cherin & Mellott, LLC; Fox Rothschild LLP; Jones Day; Nixon Peabody LLP; Pietragallo Gordon Alfano Bosick & Raspanti, LLP; Thorp Reed & Armstrong LLP; and Ward McGough, LLC, collectively.
     1.20 “Insurers” means XL Specialty Insurance Company, the Company’s side A excess directors and officers liability carrier; and St. Paul Mercury Insurance Company, the Company’s employment practices liability carrier, against which claims were made in connection with the Action and other Released Claims.
     1.21 “Joint Motion” means the Joint Motion for Preliminary and Final Approval of Proposed Settlement to which this Stipulation is Exhibit A.
     1.22 “Leisy Action” means the derivative action captioned Leisy v. Boetticher, et al., Civil Action No. 06-01542-TMH that was filed in the Court.
     1.23 “Mediating Parties” means counsel for Plaintiffs, counsel and representatives of Black Box, Young and his counsel, counsel for and a representative of the Company’s directors and officers liability side A excess insurance carrier, XL Specialty Insurance Company, and a representative of the Company’s employment practices liability insurance carrier (St. Paul Mercury Insurance Co.) that participated in a two full-day in-person mediation session with the Mediator in New York City on September 1, 2009 and September 2, 2009, and continued settlement negotiations and drafting of the MOU (as defined herein) through November 20, 2009.

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     1.24 “Mediation” means the two full-day in-person mediation session with the Mediating Parties and the Mediator in New York City and subsequent negotiations through November 20, 2009.
     1.25 “Mediator” means Michael D. Young, Esquire.
     1.26 “MOU” means the Memorandum of Understanding entered into by the Plaintiffs, Young, Baird, the Insurers, and Black Box on or about November 23, 2009 outlining the terms agreed upon by the parties thereto for the settlement of the Action, the CCP Action, and the Released Claims.
     1.27 “Nominal Defendant,” “Black Box,” and the “Company” mean Black Box Corporation.
     1.28 “Nominal Defendant’s Counsel” means K&L Gates LLP.
     1.29 “Notice” means the Notice of Proposed Settlement of Derivative Action and of Settlement Hearing.
     1.30 “Order of Dismissal and Judgment” means an order approving the Settlement in all material respects following the Settlement Hearing (as defined herein), substantially in the form of Exhibit D to the Joint Motion.
     1.31 “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.
     1.32 “Plaintiffs” means John L. Anderson and Steve Leisy.

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     1.33 “Plaintiffs’ Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP, The Weiser Law Firm, P.C., and the Law Offices of Albert G. Yates, Jr.
     1.34 “Preliminary Approval Order” means an order of the Court preliminarily approving this Stipulation, the Settlement, and the form of Notice substantially in the form of Exhibit B to the Joint Motion.
     1.35 “Released Claims” means all claims released by the releases provided for in Section IV.
     1.36 “Released Parties” means all the released parties provided for in Section IV.
     1.37 “SEC” means the Securities and Exchange Commission.
     1.38 “SEC Investigation” means the SEC’s informal inquiry into Black Box’s stock option program and its accounting for options from January 1, 1997 forward, which became a formal investigation followed by Wells Notices to Baird, Young, and the Company, which in turn resulted in further proceedings captioned Securities and Exchange Commission v. Black Box Corporation, Frederick C. Young and Anna M. Baird, Civil Action No. 09-cv-01591-LPL in the United States District Court for the Western District of Pennsylvania, which proceedings have now been settled and as to which final judgment has been entered.
     1.39 “Settlement” means the settlement and compromise of the Action, the CCP Action, claims between Baird and the Company, claims against the Insurers, claims between Young and the Company, and claims between any of the Defendants as provided for herein.
     1.40 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement, and whether the application of Plaintiffs’ Counsel for an award of attorneys’ fees and expenses should be approved.

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     1.41 “Young” means Frederick C. Young.
     1.42 “Young Agreement” means the agreement dated May 11, 2004 between the Company and Young.
     1.43 “Young Claims” means the claims Young asserts he has against the Company arising out of the alleged breach of the Young Agreement, the termination of his stock options, and other matters.
     1.44 “Young’s Counsel” means Reed Smith LLP.
II. FACTUAL AND PROCEDURAL HISTORY
     2.1 The Anderson Action was filed on November 16, 2006, and was brought as a derivative action on behalf of Black Box.
     2.2 The Leisy Action was filed on November 17, 2006, and was brought as a derivative action on behalf of Black Box.
     2.3 The Court consolidated the Anderson Action and the Leisy Action into the Action on December 15, 2006 and appointed Plaintiffs’ Counsel, Barroway Topaz Kessler Meltzer & Check, LLP and the Weiser Law Firm, P.C., as Co-Lead Counsel, and the Law Offices of Alfred G. Yates, Jr. PC as Liaison Counsel on January 4, 2007.
     2.4 The Action was purportedly brought on behalf of Nominal Defendant Black Box and alleged improprieties in Black Box’s stock option practices and sought recovery on behalf of the Company from Young, Baird, and the Individual Defendants.
     2.5 On November 13, 2006, the SEC informed the Company of the SEC Investigation.

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     2.6 On November 16, 2006, in a Current Report on Form 8-K, the Company disclosed the existence of the SEC Investigation, and, on November 17, 2006, in a Current Report on Form 8-K, disclosed the filing of the Anderson Action.
     2.7 The Company promptly engaged outside counsel, announced its intention to cooperate with the SEC Investigation and, under the direction of the Audit Committee, quickly launched the Audit Committee Review.
     2.8 On March 20, 2007, the Company issued a press release in which it stated that “the exercise price of certain stock option grants differed from the fair market value of the underlying shares on the appropriate measurement date” and the Company would need to restate its previously-issued financial statements.
     2.9 On May 22, 2007, Black Box announced that, on May 20, 2007, Young, the Company’s Chief Executive Officer, President, and a member of its Board, had resigned from his positions with the Company.
     2.10 On August 13, 2007, the Company filed its 2007 Form 10-K, which included a statement on the findings of the Audit Committee Review, in which the Company stated that there were measurement date problems with certain of the Company’s historical stock option grants and stated that, as a result, Black Box would need to record approximately $71.5 million in previously unrecorded compensation expenses to correct certain of its historical financial statements.
     2.11 In the 2007 Form 10-K, the Company stated that the Board had determined that Young could have been terminated due to “Cause for Termination” (as that term is defined in the Young Agreement) at the time Young resigned as a director and officer of the Company on May 20, 2007.

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     2.12 The Company concluded that one effect of the Board’s Cause for Termination determination was that all of Young’s outstanding stock options terminated as of the date of his resignation, May 20, 2007, pursuant to the terms of the Young Agreement and the underlying grant agreements.
     2.13 Subsequent to the Board’s Cause for Termination determination, Young asserted the Young Claims.
     2.14 On November 21, 2007, Young commenced the CCP Action and requested certain information from Black Box.
     2.15 The Black Box Claims, the Young Claims, the claims set forth in the Action, and other matters were the subject of the Mediation.
     2.16 Beginning in the summer of 2007 and continuing throughout the course of the Action and the CCP Action, counsel for Plaintiffs, the Company, Young, Baird, and several Individual Defendants have had numerous lengthy discussions, both telephonic and in person, regarding the Action, the CCP Action, and possible settlement of the direct and derivative claims among Young, Baird, the Individual Defendants, and the Company.
     2.17 On September 1, 2009 and September 2, 2009, and thereafter, the Mediating Parties participated in the Mediation.
     2.18 While a settlement was not reached at the Mediation, the Mediator continued to discuss and negotiate among the Mediating Parties to determine if a global agreement could be reached.
     2.19 Through continued negotiations and the efforts of the Mediator, which continued for more than a month after September 2, 2009, the Mediating Parties were able to reach the settlement outlined in the MOU and set forth in this Stipulation.

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     2.20 The Parties, by and through their undersigned attorneys and representatives, have engaged in extensive good faith, arm’s-length negotiations with regard to the Settlement and the terms and conditions set forth in this Stipulation.
     2.21 The Company has indemnified the Individual Defendants, Young, and Baird, and advanced legal fees and expenses in connection with defending the Action and the SEC Investigation, and such legal fees and expenses have been advanced both by the Company’s directors and officers liability insurance primary carrier, Federal Insurance Company, the limits of the policy of which have been fully utilized, and by the Company.
     2.22 The Company acknowledges that, since August 5, 2004, Baird had not been employed by the Company and has had no job functions or responsibilities at the Company.
     2.23 Plaintiffs and the Company believe that the Settlement is in the best interests of Black Box and Current Black Box Stockholders.
     2.24 Plaintiffs’ Counsel believe that they have conducted an extensive investigation during the development and prosecution of the Action. This investigation has included, inter alia, (i) inspecting, reviewing, and analyzing the Company’s public filings; (ii) performing a detailed internal analysis of Defendants’ stock options which was based upon Plaintiffs’ Counsels’ own proprietary statistical modeling; (iii) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (iv) researching corporate governance issues; (v) preparing a mediation brief; (vi) attending the Mediation and participating in numerous telephonic meetings with certain Defendants’ counsel, the Insurers, and the Mediator; (vii) employing a financial expert to conduct an analysis of the stock option grants at issue; and (viii) reviewing certain Defendants’ non-public documents.

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     2.25 The Parties hereto are entering into this Stipulation because the Settlement will eliminate the substantial expenses, burdens, and risks associated with further litigation of the Action, the CCP Action, the Black Box Claims, and the Young Claims, and because the independent directors on the Board believe the Settlement is in the best interests of Black Box and Current Black Box Stockholders.
     NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, IT IS HEREBY STIPULATED AND AGREED, subject to approval of the Court, by and among the Parties and the Insurers, as follows:
III. SETTLEMENT OF THE ACTION
     3.1 Following the commencement of the Action and the SEC Investigation and completion of the Audit Committee Review, the Company and certain Defendants took the actions set forth below. The Company acknowledges that the commencement and prosecution of the Action related to and preceded all of, and were a factor leading to certain of, the actions set forth below. The Company acknowledges that several of such actions confer substantial benefits on the Company and Current Black Box Stockholders.
     3.2 Three (3) of the Company’s current directors and the Company’s current chief financial officer (“CFO”) (with respect to one option he received during his tenure as CFO), who held options as to which the measurement date was adjusted in the Company’s restatement of its financial statements, voluntarily repriced those outstanding options so that the exercise prices would match the fair market value of the Company’s common stock on the appropriate measurement date as determined by the Audit Committee.
     3.3 Baird, in connection with her settlement with the SEC, agreed to pay the difference between the exercise price and the restatement price of certain option grants dated

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October 11, 2000. The amount of her payment, which will be paid to the Company, is $87,243, plus $31,402 in interest, for a total of $118,645 and shall be made to the Company within ten (10) business days after the Effective Date.
     3.4 As a result of the Board’s determination that, at the time Young resigned, there was Cause for Termination, the Company deemed Young’s outstanding options, totalling 1,455,402 shares, to have terminated as of the date of his resignation, pursuant to the terms of the underlying grant agreements. Young’s Black-Scholes analysis of the value of the terminated options is approximately $19.6 million. Due to the Board’s determination, Young claims he was also denied other financial benefits. Plaintiffs believe that the Company received a benefit of over $19.6 million by virtue of the Board’s determination that Young could have been terminated for cause as of the date of his resignation. Young asserts that the Company’s termination of his outstanding options breached the Young Agreement. The Company denies and disputes the Young Claims.
     3.5 Black Box gave notice to its directors’ and officers’ liability insurance carrier, XL Specialty Insurance Company (“XL Speciality”), under the side A excess policy and, together with Plaintiffs’ Counsel and Young, negotiated a contribution to the Settlement from XL Specialty of $1.5 million, which, within ten (10) business days after receipt of fax, email, or other written notice of the Court’s entry of the Preliminary Approval Order approving the Settlement, XL Specialty will pay into escrow to be held in an escrow account established by the Company pending the Effective Date.
     3.6 The Company gave notice and asserted a claim against its employment practices liability insurance carrier, St. Paul Mercury Insurance Co. (“Travelers”), as a result of Young’s claims against the Company, and negotiated a contribution of $500,000 to the Settlement from

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Travelers, which, within ten (10) business days after receipt of fax, email, or other written notice of the Court’s entry of the Preliminary Approval Order approving the Settlement, Travelers will pay into escrow to be held in an escrow account established by the Company pending the Effective Date.
     3.7 Following the commencement of the Action and the SEC Investigation and the completion of the Audit Committee Review, the Board made certain changes to the Company’s stock option granting practices, record-keeping practices, and governance practices as set forth below. The Company acknowledges that the commencement and prosecution of the Action related to and preceded all of, and were a factor leading to certain of, the actions set forth in this section and that such actions confer substantial benefits on the Company and Current Black Box Stockholders:
     1. Stock Option Granting Practices
     a. All future stock option grants are to be approved by the Compensation Committee of the Board (the “Compensation Committee”) so long as it is comprised of at least two disinterested directors as currently provided for in the Company’s 1992 Stock Option Plan; accordingly, stock option granting authority may not be delegated.
     b. Compensation Committee approval of option grants to the Chief Executive Officer and all other Executive Officers is to take place only after such grants are reviewed by all non-employee directors in the context of its assessment of their overall compensation.
     c. Any management recommendation of proposed stock option grants must be fully developed – with all individual grant recipients and grant amounts being detailed – prior to the Compensation Committee’s review and approval of such grants.
     d. The Compensation Committee’s actions must specify the individual grant recipients and grant amounts, the vesting schedule, the option term, the grant date, and an exercise price based on the fair market value of the Company’s common stock on that grant date, which may not be earlier than the date of the Compensation Committee approval action.

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     e. The Compensation Committee must approve option grants to non-employee directors only (i) upon the recommendation of the Governance Committee of the Board (the “Governance Committee”) at a regularly-scheduled meeting and (ii) after review by the full Board.
     f. All option grants must be considered and awarded at regularly scheduled meetings of the Compensation Committee. In certain circumstances (e.g., grants to new employees in connection with their hiring or grants in connection with acquisitions), the Compensation Committee may approve grants at a duly-convened Compensation Committee meeting or pursuant to a properly-documented unanimous written consent, in each case under terms that define individual grant recipients and grant amounts, the grant date, and an exercise price based on the fair market value of the Company’s common stock on that grant date, which shall not be earlier than the date of the Compensation Committee approval action.
     2. Record-Keeping Practices
     a. Outside counsel is to attend and serve as acting secretary for all meetings of the Board and Board committees with specific responsibility for ensuring that minutes of the Board and of the Board committee meetings are prepared on a timely basis and accurately reflect Board and Board committee deliberations and actions.
     b. The Company’s Secretary, the Company’s inside counsel, and the acting secretary for such meetings shall have direct access to the Company’s non-executive Chairman in order to address and resolve any issues relating to maintenance of the Company’s records.
     c. Minutes of all Board meetings shall be reviewed and approved by the directors at the next succeeding Board meeting and minutes of all Board committee meetings shall be reviewed and approved by the members of that committee at the next succeeding committee meeting.
     d. Board meeting books shall include the minutes of all Board committee meetings held since the last Board meeting (as approved, if then available, or otherwise in draft) so that all directors might be fully-informed concerning the actions of all Board committees.
     e. The Company’s Secretary, outside counsel, and acting secretary shall review all descriptions of Board or Board committee actions contained in the Company’s SEC filings to ensure that those disclosures are complete and accurate.

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     3. Governance
     a. In accord with the MOU, on December 3, 2009, the Board elected an additional “Independent Director” and it is expected that this Independent Director will stand for election by the Company’s stockholders at the next annual meeting. The Board, in the exercise of its business judgment, may decide to nominate one additional Independent Director for election to the Board within the three year period beginning January 1, 2010. “Independent Director” is defined to have the same definition applicable to directors of the Company generally (other than members of an audit committee) under the rules of Nasdaq and the SEC in effect at the time of election.
     b. The Company has rotated certain of the members that currently comprise the Compensation, Audit, Nominating, and Governance committees of the Board.
     c. The Chairman of the Board shall be an Independent Director. The Board shall enact an appropriate resolution that the Chairman of the Board shall be an Independent Director.
Plaintiffs’ Counsel made written requests, commented upon, and negotiated with respect to the Company’s changes in its stock option granting practices, record-keeping practices, and governance practices. Plaintiffs’ Counsel has concluded that the foregoing actions by the Company were appropriate responses to the issues raised by the Company’s historical stock option practices. Plaintiffs will not seek any additional changes to or other action with respect to the Company’s stock option granting practices, record-keeping practices, or governance practices.
     3.8 Reliance Upon Own Knowledge. Plaintiffs expressly represent and warrant that, in entering into the Settlement, they relied upon their own knowledge and investigation (including the knowledge of and investigation performed by Plaintiffs’ Counsel), and, except for the documents provided by Black Box referenced in Section 6.2(a) hereof, not upon any promise, representation, warranty, or other statement made by or on behalf of Black Box, Young, Baird, or any of the Individual Defendants not expressly contained in this Stipulation.
     3.9 Defendants’ Denial of Liability. The Individual Defendants, Young, Baird, and Nominal Defendant Black Box do not admit and expressly deny all of Plaintiffs’ claims in the

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Action; the Company does not admit and expressly denies any and all claims Young may have against the Company, and Young does not admit and expressly denies any and all claims the Company may have against him and that the Company’s determination that Young could have been terminated due to Cause for Termination was proper or lawful. The Plaintiffs acknowledge and agree that the execution of this Stipulation by the Individual Defendants, Young, Baird, and the Company is not an admission on their part that they have in any way committed or attempted to commit any violation of law or breach of fiduciary duty, including a breach of any duty to Black Box or its stockholders or otherwise acted in any improper manner; and Young acknowledges and agrees that the execution of this Stipulation by Black Box is not an admission on the part of the Company that it has in any way committed or attempted to commit any violation of law or breach of the Young Agreement in connection with its determination that Young could have been terminated for cause, or committed any wrongful employment practices against Young. Black Box acknowledges and agrees that the execution of this Stipulation by Young, Baird, and the Individual Defendants is not an admission on their part that they have in any way committed any violation of law or breach of fiduciary duty or violated any contract with Black Box or otherwise acted in any improper manner. Black Box, Young, Baird, and each of the Individual Defendants have denied and continue to deny all of the claims in the Action, the CCP Action, the Black Box Claims, and the Young Claims, as applicable, and have denied and continue to deny having committed, aided, or attempted to commit any violations of law or breach of any duty of any kind or otherwise acted in any improper manner. Black Box, Young, Baird, and each of the Individual Defendants are entering into this Stipulation because the Settlement would eliminate the expenses, burdens, and risks associated with further litigation of the Action and the CCP Action. Black Box is entering into

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this Stipulation for the further reason that it believes that the Settlement is in the best interests of Black Box and Current Black Box Stockholders.
     3.10 Notice. The Parties to the Action will present the Settlement to the Court for hearing and approval by the Joint Motion as soon as practicable and for the dismissal of the Action with prejudice as to all claims asserted or which could have been asserted against the Defendants, including Nominal Defendant Black Box, in the Action. After entry of the Preliminary Approval Order substantially in the form of Exhibit B to the Joint Motion, Black Box shall disseminate the Notice, substantially in the form of Exhibit C to the Joint Motion, and in such form as approved by the Court, and shall be solely responsible to pay the costs and expenses related to providing such Notice.
     3.11 Attorneys’ Fees and Expenses. Black Box agrees, subject to Court approval, to pay Plaintiffs’ Counsel’s attorneys’ fees and reimbursement of expenses in the aggregate amount of $1,600,000 (the “Fee Award”). The Fee Award shall be paid to Barroway Topaz Kessler Meltzer & Check, LLP, as receiving agent for Plaintiffs’ Counsel, from the Escrow Account (as defined in Section 6.11) within ten (10) business days after the Effective Date. Except as expressly provided herein, Plaintiffs and Plaintiffs’ Counsel shall bear their own fees, costs, and expenses and no defendant shall assert any claim for expenses, costs, and fees against any of the Plaintiffs. Plaintiffs and Plaintiffs’ Counsel shall not assert any claim for fees and expenses against Young, Baird, or any Individual Defendant and shall not assert any additional claim for fees and expenses against the Black Box Released Parties (as defined in Section 4.1).
IV. RELEASES
     4.1 Plaintiffs in the Action, individually and derivatively on behalf of Black Box, its stockholders, and their respective heirs, successors, executors, administrators, estates,

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representatives, agents, transferees, and assigns, as of the Effective Date, hereby forever relinquish, release, remise, and forever discharge any and all claims, rights, demands, causes of action, obligations, liabilities, and damages whatsoever, which have been or could have been asserted derivatively on behalf of Black Box, whether known or unknown, or suspected to exist, and whether based on federal, state, local, statutory, common, foreign, or international law, or any other law, rule, or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, that have been, or could have been, asserted in, or in connection with, or that arise out of or relate in any way to, the Action, or any amendment thereof, on behalf of Black Box against the Individual Defendants and Baird and each of their respective heirs, successors, executors, administrators, estates, representatives, agents, attorneys, transferees, and assigns (the “Individual Defendants Released Parties”), Young, and his heirs, successors, executors, administrators, estates, representatives, agents, attorneys, transferees, and assigns (the “Young Released Parties”), Nominal Defendant Black Box, and each of its respective direct or indirect parent companies, direct or indirect subsidiaries, companies under common control with any of the foregoing, predecessors, and successors, and its and their past, present, or future stockholders, directors, officers, employees, and consultants including, without limitation, any attorneys, insurers, financial advisors, accountants, auditors, commercial bank lenders, or investment bankers (the “Black Box Released Parties”) or the Insurer Released Parties (as defined in Section 4.5 hereof), or that arise out of or relate in any way to the allegations, transactions, acts, facts, matters, occurrences, representations, or omissions described, set forth, or referred to, or which could have been set forth or referred to, in the Action, or any amendment thereof (collectively, the “Settled Derivative Claims”).

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     4.2 The Young Released Parties, as of the Effective Date, hereby forever relinquish, release, remise, and forever discharge the Black Box Released Parties and the Individual Defendants Released Parties from any and all claims, rights, demands, causes of action, obligations, liabilities, and damages whatsoever, including all claims for contribution or indemnification, except as otherwise specifically provided herein, including but not limited to Sections 6.15 through 6.20 hereof, whether known or unknown, or suspected to exist, and whether based on federal, state, local, statutory, common, foreign, or international law, or any other law, rule, or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, that have been, or could have been, asserted in, or in connection with, or that arise out of or relate in any way to, the Action, or any amendment thereof, the Young Agreement, the CCP Action, the Audit Committee Review, the SEC Investigation, the Company’s stock option granting practices, Young’s role in the granting or receiving of Company stock options, Young’s resignation, the Board’s determination that Young could have been terminated due to Cause for Termination at the time he resigned as an officer and director of the Company, Young’s employment with the Company, and the termination of such employment (the “Settled Young’s Claims”).
     4.3 The Black Box Released Parties, as of the Effective Date, hereby forever relinquish, release, remise, and forever discharge the Young Released Parties and the Individual Defendants Released Parties from any and all claims, rights, demands, causes of action, obligations, liabilities, and damages whatsoever, whether known or unknown, or suspected to exist, and whether based on federal, state, local, statutory, common, foreign, or international law, or any other law, rule, or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, that have been, or could have been, asserted

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in, or in connection with, or that arise out of or relate in any way to, the Action, or any amendment thereof, the Young Agreement, the CCP Action, the Audit Committee Review, the SEC Investigation, the Company’s stock option granting practices, Young’s, Baird’s, or the Individual Defendants’ roles in the granting or receiving of Company stock options, Young’s resignation, the Board’s determination that Young could have been terminated due to Cause for Termination at the time he resigned as an officer and director of the Company, Young’s employment with the Company, and the termination of such employment (the “Settled Company Claims”).
     4.4 Each of the Individual Defendants Released Parties, as of the Effective Date, hereby forever relinquish, release, remise, and forever discharge the other Individual Defendants Released Parties, the Young Released Parties, and the Black Box Released Parties from any and all claims, rights, demands, causes of action, obligations, liabilities, and damages whatsoever, including all claims for contribution or indemnification, except as otherwise specifically provided herein, whether known or unknown, or suspected to exist, and whether based on federal, state, local, statutory, common, foreign, or international law, or any other law, rule, or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, that have been or could have been asserted in, or in connection with, or that arise out of or relate in any way to, the Action, or any amendment thereof, the Audit Committee Review, the SEC Investigation, the Company’s stock option granting practices, Young’s, Baird’s, and the Individual Defendants’ roles in the granting or receiving of Company stock options, and, except as provided in Section 6.21 hereof, all past claims for advancement of legal fees and expenses and indemnification against the Company relating to the Action or the SEC Investigation.

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     4.5 The Young Released Parties, the Individual Defendant Released Parties, and the Black Box Released Parties, as of the Effective Date, hereby forever relinquish, release, remise, and discharge any and all claims, rights, demands, causes of action, liabilities, and damages whatsoever, against XL Specialty and Travelers and their respective successors, representatives, agents, and transferees (the “Insurer Released Parties”), which were or could have been asserted against the Insurer Released Parties in, related to, or in connection with the Settled Derivative Claims, the Settled Young’s Claims, the Settled Company Claims, the Young Agreement, the CCP Action, the Audit Committee Review, the SEC Investigation, the Company’s stock option granting practices, Young’s, Baird’s, and the Individual Defendants’ roles in the granting or receiving of Company stock options, Young’s resignation, the Board’s determination that Young could have been terminated due to Cause for Termination at the time he resigned as an officer and director of the Company, Young’s claims with respect to his employment with the Company, and the termination of Young’s employment with the Company. The foregoing releases by the Individual Defendant Released Parties and the Young Released Parties do not release any claims against the Insurer Released Parties for future legal fees and costs to complete the Settlement or conclude the SEC Investigation which are not indemnified by the Company.
     4.6 The Insurer Released Parties, as of the Effective Date, hereby forever relinquish, release, remise, and discharge any and all claims, rights, demands, causes of action, liabilities, and damages whatsoever, including claims for subrogation, which they could have asserted against the Black Box Released Parties, the Individual Defendants Released Parties, and the Young Released Parties related to, or in connection with, the Settled Derivative Claims, the Settled Young’s Claims, the Settled Company Claims, the Young Agreement, the CCP Action,

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the Audit Committee Review, the SEC Investigation, the Company’s stock option granting practices, Young’s, Baird’s, and the Individual Defendants’ roles in the granting or receiving of Company stock options, Young’s resignation, the Board’s determination that Young could have been terminated due to Cause for Termination at the time he resigned as an officer and director of the Company, Young’s claims with respect to his employment with the Company, and the termination of Young’s employment with the Company. The foregoing releases by the Insurer Released Parties do not release any arguments or defenses they may have with respect to any request by the Individual Defendant Released Parties and/or the Young Released Parties for future legal fees and costs to complete the Settlement or conclude the SEC Investigation which are not indemnified by the Company.
     4.7 The Individual Defendants Released Parties, the Black Box Released Parties, the Young Released Parties, and the Insurer Released Parties, as of the Effective Date, hereby forever relinquish, release, remise, and forever discharge the Plaintiffs and Plaintiffs’ Counsel from any and all claims, rights, demands, causes of action, obligations, liabilities, and damages whatsoever, whether known or unknown, or suspected to exist, and whether based on federal, state, local, statutory, common, foreign, or international law, or any other law, rule, or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, that have been, or could have been, asserted in, or in connection with, or that arise out of or relate in any way to, the Action, or any amendment thereof.
V. PRELIMINARY ORDER AND SETTLEMENT HEARING
     5.1 Application for Preliminary Approval Order. The Parties shall jointly file the Joint Motion, this Stipulation, and the other exhibits to the Joint Motion with the Court, and the Parties shall apply for entry of the Preliminary Approval Order by the Court:

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          a. Preliminarily approving this Stipulation and the Settlement;
          b. Approving the Notice substantially in the form of Exhibit B to the Joint Motion;
          c. Setting forth the method for providing Notice to Current Black Box Stockholders of the Settlement and the Settlement Hearing;
          d. Finding that the methods of providing Notice set forth in the proposed Preliminary Approval Order constitute the best Notice practicable under the circumstances and meet all requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process; and
          e. Confirming the March 19, 2010 date for the Settlement Hearing to determine whether the Settlement should be approved as fair, reasonable, and adequate, and in the best interests of, Black Box and Current Black Box Stockholders.
VI. EFFECTIVE DATE OF SETTLEMENT, WAIVER, OR TERMINATION
     6.1 This Settlement shall become effective on the Effective Date.
     6.2 The Settlement is expressly conditioned upon all Parties and the Insurers executing this Stipulation and all Parties executing the Joint Motion, and the satisfaction of all of the following conditions, unless one or more of the conditions is expressly waived in writing by counsel for each of the Parties:
          a. The conclusion by Plaintiffs and Plaintiffs’ Counsel, after completion of discovery undertaken in accordance with an appropriate confidentiality stipulation, which is reasonably satisfactory to Plaintiffs’ Counsel, that the proposed Settlement is fair and reasonable. Black Box has provided to Plaintiffs’ Counsel additional documents, which Plaintiffs’ Counsel agree is adequate discovery in light of the substantial informal discovery which has occurred to date. Plaintiffs’ Counsel have reviewed the additional documents and have concluded that,

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based on a totality of the circumstances, the Settlement is fair and reasonable and, therefore, this condition has been satisfied;
          b. The entry of the Order of Dismissal and Judgment by the Court in the Action approving this Stipulation and the Settlement and dismissing with prejudice the Action without awarding costs to any party, except as provided herein, and such Order of Dismissal and Judgment becoming Final;
          c. The judgment referred to in subparagraph (b) above shall have become Final either by the expiration of the time for appeals therefrom with no appeals having been taken or, if an appeal is taken and not dismissed, by the determination of the appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the Settlement in accordance with the terms and conditions of this Stipulation;
          d. The payment of $4 million by the Company to Young in settlement of Young’s Claims;
          e. The payment to the Company, from the Escrow Account (as defined in Section 6.11), of $1,500,000 from XL Specialty;
          f. The payment to the Company, from the Escrow Account (as defined in Section 6.11), of $500,000 from Travelers;
          g. The payment of $118,645 from Baird to the Company;
          h. The payment of the Fee Award, from the Escrow Account (as defined in Section 6.11), to Barroway Topaz Kessler Meltzer & Check, LLP, as receiving agent for Plaintiffs’ Counsel; and
          i. Assurance in form and substance reasonably satisfactory to the Individual Defendants, Baird, Young, and the Company, that Federal Insurance Company, the Company’s

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primary directors’ and officers’ liability insurance carrier, will not assert any subrogation rights against the Young Released Parties, the Individual Defendants Released Parties, or the Black Box Released Parties.
     6.3 If the Settlement outlined in this Stipulation is terminated, does not become effective, or the Order of Dismissal and Judgment is not entered or does not become Final, then the Settlement shall be of no force and effect and this Stipulation shall not be deemed to prejudice in any way the positions of the parties with respect to the Action, the Young Claims, or the Black Box Claims, or to constitute an admission of fact by any party, and shall not entitle any party to recover any costs or expenses incurred in connection with the implementation of this Stipulation.
     6.4 Within ten (10) business days after the Effective Date, Young will dismiss the CCP Action with prejudice and provide copies of appropriate documents to Company counsel demonstrating that the CCP Action has been dismissed with prejudice.
     6.5 The Company will report the settlement payment to Young on Form W-2 as supplemental wages and will withhold all required federal, state, and local taxes. The Company and Young agree that the settlement payment to Young is not, directly or indirectly, a payment from or on account of a non-qualified plan and shall not be reported as such on the Form W-2. The Company and Young also agree that the settlement payment is not, directly or indirectly, reimbursement or indemnification for any civil penalty. Young has represented and warranted to the Company, in his counsel’s letter dated November 11, 2009, the state, municipality, and full street address of his current residence, and will notify the Company of any change in such residence at least five (5) days prior to the Company’s payment of any settlement payment to Young.

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     6.6 Anna Baird will pay $118,645 to the Company within ten (10) business days after the Effective Date.
     6.7 XL Specialty will pay $1,500,000 to the Company within ten (10) business days after email, facsimile, or other written notice of the Effective Date by directing the release of such funds from the Escrow Account described below in Section 6.11.
     6.8 Travelers will pay $500,000 to the Company within ten (10) business days after email, facsimile, or other written notice of the Effective Date by directing the release of such funds from the Escrow Account described below in Section 6.11.
     6.9 The Company will pay $4,000,000 to Young within ten (10) business days after the Effective Date.
     6.10 The Company will pay the Fee Award to Barroway Topaz Kessler Meltzer & Check, LLP, as receiving agent for Plaintiff’s Counsel, within ten (10) business days after the Effective Date by directing the release of such funds from the Escrow Account described below in Section 6.11.
     6.11 The amounts payable, upon the Effective Date, by the Company to Plaintiffs’ Counsel for the Fee Award (as defined in Section 3.11) and by XL Specialty and Travelers to the Company shall be placed in a tax-free interest-bearing account to be established by the Company (the “Escrow Account”) within ten (10) business days after such parties’ receipt of notice of entry of the Court’s Preliminary Approval Order. Earnings on the Escrow Account shall first be used to pay any escrow agent fees and expenses and then shall be paid pro rata to the parties receiving funds from the Escrow Account.

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     6.12 Except as provided herein, Plaintiffs will not seek any additional monetary relief or legal fees from any person or entity arising out of or in any way related to the Settled Derivative Claims.
     6.13 Except as provided herein, Young will not assert any claims against any other person or entity arising out of or in any way related to the Settled Young’s Claims.
     6.14 Except as provided herein, the Company will not assert any claims against any other person or entity arising out of or in any way related to the Settled Company Claims.
     6.15 The Young Released Parties forever relinquish, release, remise, and forever discharge the Black Box Released Parties and the Insurer Released Parties from any and all claims, rights, demands, causes of action, obligations, and liabilities for advancement of legal fees and expenses for Young with respect to the Settled Young’s Claims which, as of the Effective Date, (a) have been incurred, (b) have been submitted to the Company through its counsel, and (c) have been paid by the Company. Young represents and warrants that all claims for advancement of legal fees and expenses incurred through November 30, 2009 have been submitted to the Company through its counsel.
     6.16 On or before the 21st day of each month after the execution of the MOU, Young will present to the Company any claims for advancement and indemnification of fees and expenses reasonably incurred in the preceding month in the defense of any matters for which the Company has previously made advancement to him. Young will consider and discuss with the Company, in advance, ways to reassure the Company that such expenses will be necessary and reasonable. The Company shall pay such fees and expenses within 60 days of presentation unless Young is not entitled to the requested indemnification or payment under the Company’s articles of incorporation or by-laws or applicable law.

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     6.17 The Young Released Parties will not release and the Company will pay any claims for indemnification and advancement of reasonable and necessary legal fees and expenses incurred by Young to conclude the Action and the SEC Investigation.
     6.18 The Company will pay, within ten (10) business days after the Effective Date, unpaid invoices in amounts previously withheld from payment to Young’s counsel, Reed Smith LLP, in the amount of $29,242.50 and will pay $4,060.00 to Young’s consulting expert, LECG. The Company will not indemnify or advance on behalf of Young any legal fees and expenses that are clearly and solely related to the Young Claims against the Company, such as consulting with a tax expert. If Young requests advancement and indemnification for any fees and expenses which are denied by the Company, before taking any action with respect to such request, counsel for Young and counsel for the Company will negotiate in good faith to attempt to resolve their disagreement.
     6.19 Nothing contained herein is intended to limit Young’s right to future indemnification or advancement of legal fees and expenses reasonably incurred in accord with the Company’s articles of incorporation or by-laws or applicable law. The Company will not indemnify Young for the payment of any fine or penalty to the SEC.
     6.20 Young and the Company hereby warrant and certify each to the other that they are not aware of any claims made against Young or the Company that might entitle Young to advancement of fees and expenses or indemnification, except those for which the Company has previously made advancement.
     6.21 With respect to ongoing indemnification and advancement of fees and costs to the Individual Defendants and Baird arising out of the Released Claims, the Company will continue to advance fees and expenses which are both reasonable and necessary to complete the

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Settlement and conclude the SEC Investigation. Nothing contained herein is intended to limit the Individual Defendants’ or Baird’s rights to future indemnification or advancement of expenses reasonably incurred in accord with the Company’s articles of incorporation or by-laws or applicable law. The Company will not indemnify Baird for her payment to the Company provided for herein.
     6.22 The Company, Baird, Young, and Plaintiffs’ Counsel will agree on the information concerning the Settlement that will be filed publicly with the Court to obtain its approval. Such information will include the nature of the Company’s and Young’s claims being resolved and the payments made to resolve them. None of the Parties will independently file or make any other statements to the Court except as set forth in this Stipulation and except as may be necessary for presentation of the Settlement to the Court or as required by the SEC. None of the Parties will make any public statement regarding this matter, except as required by law, pursuant to the Company’s disclosure obligations or upon advice of counsel, except that, after the Effective Date, Plaintiffs’ Counsel may refer to the Action and the Settlement in a newsletter, on their website, in a press release, or in response to press inquiries by making the statement set forth in Schedule 1 to this Stipulation.
     6.23 None of the Parties will disparage any other of the Parties in any respect. With respect to inquiries about Young’s employment made to the Company, the Company will confirm dates and positions of Young’s employment with the Company.
     6.24 Black Box, Young, Baird, and each of the Individual Defendants have denied and continue to deny all of the claims in the Action, the CCP Action, the Black Box Claims, and the Young Claims, as applicable, and have denied and continue to deny having committed, aided, or

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attempted to commit any violations of law or breach of any duty of any kind or otherwise acted in any improper manner.
     6.25 Until the Effective Date, based on the Settlement provided for in this Stipulation, Plaintiffs, Young, Baird, the Individual Defendants, and the Company are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Derivative Claims, Settled Young’s Claims, and Settled Company Claims against any person or entity.
VII. MISCELLANEOUS PROVISIONS
     7.1 Cooperation of the Parties. The Parties (a) acknowledge that it is their intent to consummate this Settlement, and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their reasonable efforts to accomplish the foregoing terms and conditions of this Stipulation. The Parties will seek the Court’s approval of the Preliminary Approval Order and, when appropriate, the Order of Dismissal and Judgment. The Individual Defendants’ Counsel, Baird’s Counsel and Young’s Counsel acknowledge that, consistent with appropriate representation of their respective clients, they will use their reasonable efforts to minimize the legal fees and expenses related to the Settlement or the Action for which the Individual Defendants, Young, or Baird will seek indemnification from the Company, and that it is not necessary to make additional filings with the Court, except as may be necessary to address any objections to the Settlement.
     7.2 Acknowledgment of Adequate Consideration. The Parties acknowledge, represent, and warrant to each other that the terms of the Settlement are such that each of the Parties is to receive adequate consideration for the consideration given.

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     7.3 No Admissions. Neither the existence of this Stipulation nor the provisions contained herein shall be deemed a presumption, concession, or admission by Black Box, Young, Baird, or any Individual Defendant of any breach of duty, liability, default, or wrongdoing as to any facts or claims alleged or asserted in the Action, the CCP Action, or in any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used in the Action, the CCP Action, or any other action or proceeding of any nature whatsoever. Neither the Settlement nor any of its terms shall constitute an admission or finding of wrongful conduct, acts, or omissions.
     7.4 Confidentiality Agreements. All agreements made during the course of the negotiations relating to the confidentiality of information shall survive this Stipulation and the Settlement.
     7.5 Costs. Except as provided herein in Section 3.11 above, neither Black Box, Young, Baird, nor any Individual Defendants shall bear any expenses, costs, damages, or fees alleged or incurred by Plaintiffs or their attorneys, experts, advisors, agents, or representatives.
     7.6 Entire Agreement. This Stipulation and all documents executed pursuant hereto constitute the entire agreement between the Parties with respect to the Settlement and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to the Settlement, including the MOU.
     7.7 Amendments.This Stipulation may be modified or amended only by a writing signed by the signatories hereto.
     7.8 Counterparts. This Stipulation may be executed in counterparts, including by signature transmitted by electronic mail or facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same

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instrument. The undersigned signatories represent that they have authority from their clients to execute this Stipulation. The terms of this Stipulation shall inure to and be binding upon the parties and their respective agents, executors, heirs, successors, and assigns, subject to the conditions set forth herein.
     7.9 Binding Effect. This Stipulation is binding and enforceable according to its terms among and between the Parties hereto.
     7.10 Judicial Enforcement. The Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of this Stipulation and the Settlement, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the terms of this Stipulation and the Settlement.
     7.11 Choice of Law. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.
     7.12 Warrant of Authority. Each of the attorneys or representatives executing this Stipulation has been duly empowered and authorized by his/her respective client(s) and/or employer and principal to do so.
     7.13 Waiver of Breach. The Parties may not waive or vary any right hereunder except by an express written waiver or variation. Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right. The waiver by one Party of any breach of this Stipulation by another Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

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     7.14 Fair Construction. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it is recognized as the result of arm’s length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation.
     7.15 No Assignment of Claims. Plaintiffs, Young, Baird, the Individual Defendants, and Black Box hereby represent and warrant that they have not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under, or arising out of any of the claims being settled or released herein.
     7.16 Facsimile and Scanned Signatures. Any signature to this Stipulation, to the extent signed and delivered by means of a facsimile machine or electronically scanned and sent via email, shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of a Party to this Stipulation, any other Party to this Stipulation so executing and delivering this document by means of a facsimile machine or via email shall reexecute original forms thereof and deliver them to the requesting Party. No Party to this Stipulation shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation or the enforceability of this Stipulation and each such Person forever waives any such defense.
     7.17 Extensions of Time. Without further order of the Court, the Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

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     The Parties have caused this Stipulation to be duly executed and delivered by their counsel of record:
     IT IS HEREBY AGREED by the undersigned as dated below.

DATED: January 22, 2010	/s/ Michael J. Hynes
BARROWAY TOPAZ KESSLER
MELTZER & CHECK LLP Eric L. Zagar Michael J. Hynes Ligaya T. Hernandez 280 King of Prussia Road Radnor, PA 19087 Telephone: (610) 667-7706

DATED: January 22, 2010	/s/ Robert B. Weiser
THE WEISER LAW FIRM, P.C
Robert B. Weiser
Brett D. Stecker
Jeffrey J. Ciarlanto
121 N. Wayne Avenue, Suite 100
Wayne, PA 19107
Telephone: (610) 225-2677

Alfred G. Yates, Jr.
519 Allegheny Building
429 Forbes Avenue
Pittsburgh, PA 15219
Telephone: (412) 391-5164

Attorneys for Plaintiffs

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DATED: January 22, 2010	/s/ Thomas R. Johnson
K&L GATES LLP
David A. Brownlee
Thomas R. Johnson
Patrick J. McElhinny
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, PA 15222
Telephone: (412) 355–6500

Attorneys for Nominal Defendant Black Box Corporation

DATED: January 22, 2010	/s/ Jeffrey T. Gilbert
REED SMITH LLP
Jeffrey T. Gilbert
10 South Wacker Drive
Chicago, IL 60606–7507
Telephone: (312) 207–6489

W. Thomas McGough, Jr.
Jason E. Hazlewood
435 Sixth Avenue
Pittsburgh, PA 15219
Telephone: (412) 288–3088

Attorneys for Defendant Frederick C. Young

DATED: January 22, 2010	/s/ Arthur H. Stroyd, Jr.
DEL SOLE CAVANAUGH STROYD LLC
Arthur H. Stroyd, Jr. The Waterfront Building – Suite 300 200 First Avenue Pittsburgh, PA 15222 Telephone: (412) 261–2172 Attorneys for Defendant Ronald D. Fisher

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DATED: January 22, 2010	/s/ Robert M. Linn
COHEN & GRIGSBY, P.C.
Richard R. Nelson II Robert M. Linn 625 Liberty Avenue Pittsburgh, PA 15222–3152 Telephone: (412) 297–4900 Attorneys for Defendants William F. Andrews and Thomas G. Greig

DATED: January 22, 2010	/s/ Thomas S. Jones
JONES DAY
Paul M. Pohl Thomas S. Jones One Mellon Center 500 Grant Street, 31st Floor Pittsburgh, PA 15219–2502 Telephone: (412) 394–7900 Attorneys for Defendant Jeffery M. Boetticher

DATED: January 22, 2010	/s/ Jay D. Marinstein
FOX ROTHSCHILD LLP
Jay D. Marinstein Carl J. Rychick Dominion Tower 625 Liberty Avenue – 29th Floor Pittsburgh, PA 1222–3115 Telephone: (412) 394–5526 Attorneys for Defendant Kathleen Bullions

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DATED: January 22, 2010	/s/ James C. Dugan
WILLKIE FARR & GALLAGHER LLP
Martin J. Weinstein
James C. Dugan
1875 K Street, N.W.
Washington, DC 20006–1238

BLUMLING & GUSKY, LLP
Rochelle R. Koerbel
1200 Koppers Building
Pittsburgh, PA 15219
Telephone: (412) 227–2500

Attorneys for Defendant Anna M. Baird

DATED: January 22, 2010	/s/ William M. Wycoff
THORP REED & ARMSTRONG, LLP
William M. Wycoff One Oxford Centre 301 Grant Street – 14th Floor Pittsburgh, PA 15219 Telephone: (412) 394-7782 Attorneys for Defendants Francis Wertheimber and Roger E. M. Croft

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DATED: January 22, 2010	/s/ Anthony J. Basinski
PIETRAGALLO GORDON ALFANO BOSICK & RASPANTI, LLP
William Pietragallo, II
Anthony J. Basinski
One Oxford Centre – 38th Floor
Pittsburgh, PA 15219
Telephone: (412) 263–1818

COVINGTON & BURLING LLP
Bruce Baird
David B. H. Martin
Virginia M. Rosado Desilets
Alexia DePottere-Smith
1201 Pennsylvania Avenue NW
Washington, DC 20004–2401
Telephone: (202) 662–5122

Attorneys for Defendant William R. Newlin

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DATED: January 22, 2010	/s/ George J. Skelly
NIXON PEABODY LLP
George J. Skelly
100 Summer Street
Boston, MA 02110
Telephone: (617) 345-1220

ECKERT SEAMANS CHERIN & MELLOTT, LLC
Daniel B. McLane
U.S. Steel Tower
600 Grant Street, 44th Floor
Pittsburgh, PA 15219
Telephone: (412) 566-1984

Attorneys for Defendant Brian D. Young

DATED: January 22, 2010	/s/ William F. Ward
WARD McGOUGH, LLC
William F. Ward Koppers Building 436 Seventh Avenue - Suite 2312 Pittsburgh, PA 15219 Telephone: (412) 395-1245 Attorneys for Defendant Michael McAndrew

DATED: January 22, 2010	/s/ Marc DeSteno
Marc DeSteno
Claims Counsel XL Specialty Insurance Company Claims Counsel for XL Specialty Insurance Company

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DATED: January 22, 2010	/s/ Aaron T. Stone
Aaron T. Stone, Esq.
Bond & Financial Products Claim 385 Washington Street Mail Code 9275-NB03F St. Paul, MN 55102 Telephone: (651) 310-2285 Representative of St. Paul Mercury Insurance Co.

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SCHEDULE 1
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF PENNSYLVANIA

)
In re BLACK BOX CORPORATION	)	No. 2:06-CV-01531-JFC
DERIVATIVE LITIGATION	)
)
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This Document Relates To: ALL ACTIONS	)
     BTKMC (or The Weiser Law Firm) has concluded a settlement of this case which arises out of allegations of stock option backdating at Black Box Corporation (“Black Box”). The settlement involved or followed changes in Black Box’s corporate governance, record keeping, and stock option granting practices, payments to Black Box by two insurers and one defendant, and the repricing or termination of certain previously-issued stock options. The details of the settlement can be found in Black Box ‘s Current Report on Form 8-K filed with the SEC on [insert the SEC filing date of the Form 8-K to be filed by Black Box pursuant to Paragraph 4 of the Preliminary Approval Order]. The Court-approved Notice follows: